Main Street Restaurant Group, Inc. Announces Its 2005 Second Quarter Results

PHOENIX, AZ -- 08/03/2005 -- Main Street Restaurant Group, Inc. (NASDAQ: MAIN), the world's largest franchisee of T.G.I. Friday's restaurants, the owner and operator of the Bamboo Club - Asian Bistro, the Redfish Seafood Grill and Bar and Alice Cooper'stown restaurant concepts, today announced its operating results for the second quarter ended June 27, 2005.

For the quarter, Main Street Restaurant Group generated record revenues of $61.7 million, a 9% increase compared to the $56.6 million in revenue for the comparable period in 2004. The sales gain was primarily due to higher customer traffic and a same-store sales increase of 10.8%, compared to negative same store sales of 1.6% for the second quarter of 2004.

For the second quarter, net income increased by 89% to $1.5 million, or $.09 per fully diluted share as compared to $.8 million (as restated), or $0.06 per fully diluted share in the same quarter last year.

The Company's operating cash flow, known as EBITDA, was $5.0 million for the three months ended June 27, 2005, as compared to $4.1 million in the second quarter last year. The computation of quarterly and year-to-date EBITDA can be found in Appendix A, attached to this press release.

On a year-to-date basis for the six months ended June 27, 2005, revenues were $123.1 million, an increase of 6.4% over the revenue of $115.6 million for the same period last year. Same store sales increased by 8.6%. Fully diluted earnings for the six month period were $0.19 per share on a higher share count versus $0.13 for the same period in 2004. EBITDA for the six months of 2005 was $10.0 million, nearly an 18% increase over the $8.5 million from the same period of 2004.

Bill Shrader, President and Chief Executive Officer, stated, "During the second quarter, we benefited from two successful promotions at our T.G.I. Friday's brand which helped drive double-digit same-store sales growth and record revenues. Our Bamboo Club restaurants also demonstrated encouraging trends, as customers were receptive to our three-course value meal offerings. On the cost side, we were able expand our operating margins for the period and we credit increased labor efficiencies and solid supply chain management. In addition, on the beverage side of our business, we increased prices and introduced our summer glass promotion late in the second quarter, with strong success. We look to continue this momentum in the second half of 2005 which should result in a second full year of profitability for our shareholders."

Michael Garnreiter, Chief Financial Officer, added, "Our strong second quarter results, coupled with our recent equity infusion, offers us the financial flexibility to restart our T.G.I. Friday's new restaurant development and remodel programs, while reducing our overall debt levels. We remain committed to this strategy, and ultimately, we believe it will lead to increased profitability and value for our shareholders going forward."

Recent Developments

On April 28, 2005, management announced that it closed on the sale of 2,325,581 shares of its common stock at $2.15 per share along with 581,395 warrants to purchase shares at $3.01 per share to Dallas-based CIC Partners LP, a private equity fund. The proceeds before expenses were approximately $5.0 million, are earmarked to reduce debt and fund future T.G.I. Friday's development.

On May 23, 2005, the Company announced that its Board of Directors adopted a Stockholder Rights Plan whereby the Company will make a dividend distribution of one Preferred Share Purchase Right for each outstanding share of the Company's common stock held by stockholders of record as of the close of business on May 31, 2005. The Rights are exercisable only if a person or group acquires 15% or more of the Company's common stock, and thus becomes an "Acquiring Person" under the Plan. Upon any such occurrence, each Right will entitle its holder to purchase a number of shares of Main Street Restaurant Group's common stock having a market value of twice the exercise price.

On June 13, 2005, Main Street Restaurant Group announced that its board of directors elected Michael Rawlings as a director. Rawlings, a principal and general partner of Dallas-based CIC Partners LP, a middle-market private equity firm, previously served as president of Pizza Hut from 1997 to 2003, and prior thereto was CEO of Tracy-Locke Advertising where he spent 18 years.

During the second quarter, the Company continued construction of its newest T.G.I. Friday's located in Surprise, AZ, which opened in July, 2005. Main Street currently has three additional T.G.I. Friday's locations identified and expects to begin construction of all three sites in 2005. In addition, the company closed a Bamboo Club location in Newport, KY, during the quarter and re-acquired a Friday's in Omaha, NE, which we had previously sold.

Expectations

Based on management's current outlook for the full year 2005, we have increased our guidance for the full year. Same stores sales are expected to increase between 5% and 6% for the full year and we expect fully diluted net income per share (before one-time items, if any) to range from $0.21 to $0.23 and EBITDA between $16 to $18 million.

Earnings Conference Call

As a reminder, our earnings conference call is scheduled for today, Wednesday, August 3, 2005, at 5:00 pm EDT. The toll free dial in number is 1-800-901-5226 (or 1-617-786-4513 for international calls), and the participant pass code is 14999919. You can visit our web site at http://www.mainandmain.com for a replay.

                                                                 Appendix A
I.    Computation of quarterly Earnings before Interest, Taxes,
      Depreciation and Amortization EBITDA (in millions):

                                         Quarter ended        Quarter ended
                                         June 28, 2004        June 27, 2005

Net Income                                    $0.8                $1.5
Add-Income taxes                               0.1                 0.1
       -Interest expense                       0.8                 0.9
       -Depreciation & Amort.                  2.4                 2.5
       -Gain/loss on sale of assets             --                  --

EBITDA                                        $4.1                $5.0

                                            YTD six              YTD six
                                         months ended         months ended
                                         June 28, 2004        June 27, 2005

Net Income                                    $2.0                $3.0
Add-Income taxes                               0.1                 0.1
       -Interest expense                       1.8                 1.8
       -Depreciation & Amort.                  4.6                 4.8
       -Gain/loss on sale of assets             --                 0.3

EBITDA                                        $8.5               $10.0

II.   Quarterly supplemental brand-level data:

      Restaurant level operating profit (ROP) includes all restaurant-
      specific revenues and direct costs of operations, including royalties and marketing costs paid to Carlson Restaurants Worldwide on behalf of the T.G.I. Friday's brand. Restaurant level EBITDA represents restaurant level cash flow, adding depreciation and amortization to
      ROP (Dollars in millions):

                                             Second Quarter
                                       2005                    2004
Average per T.G.I. Friday's            ----                    ----
         Sales                     $1.0 Million            $0.9 Million
         ROP                         $104,000                $ 75,000
         EBITDA                      $135,000                $107,000
         Ave # of restaurants          52.3                    53.0
                                       ====                    ====

                                    Second Quarter 2005
                                                              Average #
    Bamboo Club                    ROP            EBITDA      of Locations
    -----------                    ---            ------      ------------
    - Underperforming          $(172,000)       $(110,000)           1
    - Under 2 years            $(447,000)       $(358,000)           2
    - Over 2 years             $(227,000)       $ 142,000            9 *
                               ---------        ---------
                   - Totals    $(846,000)       $(326,000)
                               =========        =========

* Note: during the second quarter 2005, two locations, Novi, Michigan and
  Desert Ridge, Arizona transferred to the Over 2 years category.

                MAIN STREET RESTAURANT GROUP, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                 (In Thousands, Except Par Value and Share Data)

                                                June 27,     December 27,
                                                  2005          2004
                                               ----------    -----------
                                               (unaudited)
ASSETS
Current assets:
    Cash and cash equivalents                  $   15,529    $     5,593
    Accounts receivable, net                          861          1,208
    Inventories                                     2,769          2,758
    Prepaid expenses                                  600            477
                                               ----------    -----------
          Total current assets                     19,759         10,036
Property and equipment, net                        64,373         66,444
Other assets, net                                   1,711          1,804
Notes receivable, net                                 989          1,212
Goodwill                                           21,255         21,255
Franchise fees, net                                 1,751          1,815
Purchased franchise territories, net                  593            606
                                               ----------    -----------
          Total assets                         $  110,431    $   103,172
                                               ==========    ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Current portion of
     long-term debt                            $    3,894    $     3,851
    Accounts payable                                4,141          6,626
    Other accrued liabilities                      22,672         19,260
                                               ----------    -----------
          Total current liabilities                30,707         29,737
Long-term debt, net of current portion             40,194         42,232
Other liabilities and deferred credits              2,148          1,918
                                               ----------    -----------
          Total liabilities                        73,049         73,887
                                               ----------    -----------

Commitments and contingencies

Stockholders' equity:
   Preferred stock, $.001 par value,
    2,000,000 shares authorized; no
    shares issued and outstanding in
    2005 and 2004                                      --             --
   Common stock, $.001 par value,
    25,000,000 shares authorized;
    16,967,510 and 14,642,000 shares
    issued and outstanding in 2005
    and 2004, respectively                             17             15
Additional paid-in capital                         59,928         54,927
Accumulated deficit                               (20,801)       (23,812)
Unearned compensation-restricted stock               (100)            --
Accumulated other comprehensive loss               (1,662)        (1,845)
                                               ----------    -----------
          Total stockholders' equity               37,382         29,285
                                               ----------    -----------
                Total liabilities and
                 stockholders' equity…         $  110,431    $   103,172
                                               ==========    ===========

       MAIN STREET RESTAURANT GROUP, INC. AND SUBSIDIARIES
         CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
             (In Thousands, Except Per Share Amounts)

                                                     Three Months Ended
                                                        (unaudited)
                                                  June 27,       June 28,
                                                    2005           2004
                                                              (as restated)
                                                 --------       --------

Revenue                                          $ 61,670       $ 56,610
                                                 --------       --------

Restaurant operating expenses
    Cost of sales                                  16,164         14,902
    Payroll and benefits                           18,739         17,639
    Depreciation and amortization                   2,240          2,187
    Loss on Sale of Assets                             73             36
    Other operating expenses                       19,302         17,790
                                                 --------       --------
      Total restaurant operating expenses          56,518         52,554
                                                 --------       --------

    Depreciation and amortization of
     intangible assets                                234            186
    (Gain) Loss on Sale of Assets                     (39)            11
    General and administrative expenses             2,449          2,187
    Preopening expenses                                31              1
    New manager training expenses                       3              -
                                                 --------       --------

Operating income                                    2,474          1,671

    Interest expense and other, net                   924            800
                                                 --------       --------

Net income before income tax                        1,550            871

    Income tax expense                                  -             50
                                                 --------       --------

    Net income                                    $ 1,550        $   821
                                                 ========       ========

Basic earnings per share                          $  0.10        $  0.06

                                                 ========       ========

Diluted earnings per share                        $  0.09        $  0.06
                                                 ========       ========

Weighted average number of shares outstanding
      -- Basic                                     16,017         14,642
                                                 ========       ========

Weighted average number of shares outstanding
     -- Diluted                                    16,721         14,681
                                                 ========       ========

       MAIN STREET RESTAURANT GROUP, INC. AND SUBSIDIARIES
         CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
             (In Thousands, Except Per Share Amounts)

                                                    Six Months Ended
                                                        (unaudited)
                                                  June 27,       June 28,
                                                    2005           2004
                                                              (as restated)
                                                 --------       --------

Revenue                                          $123,103       $115,689
                                                 --------       --------

Restaurant operating expenses
    Cost of sales                                  32,438         30,548
    Payroll and benefits                           37,321         36,058
    Depreciation and amortization                   4,341          4,262
    Loss on disposal of assets                        332            100
    Other operating expenses                       38,389         35,904
                                                 --------       --------
      Total restaurant operating expenses         112,821        106,872
                                                 --------       --------

    Depreciation and amortization of
     intangible assets                                452            349
    (Gain) loss on disposal of assets                 (23)            13
    General and administrative expenses             4,852          4,658
    Preopening expenses                                32             23
    New manager training expenses                      10              -
                                                 --------       --------

Operating income                                    4,959          3,774

    Interest expense and other, net                 1,838          1,774
                                                 --------       --------

Net income before income tax                        3,121          2,000

    Income tax expense                                110             50
                                                 --------       --------

      Net income                                 $  3,011       $  1,950
                                                 ========       ========

Basic earnings per share                         $   0.20       $   0.13
                                                 ========       ========

Diluted earnings per share                       $   0.19       $   0.13
                                                 ========       ========

 Weighted average number of shares outstanding
       -- Basic                                    15,335         14,642
                                                 ========       ========

Weighted average number of shares outstanding
       -- Diluted                                  16,008         14,767
                                                 ========       ========
Main Street Restaurant Group, Inc. is the world's largest franchisee of T.G.I. Friday's restaurants, operating 53 T.G.I. Friday's, 11 Bamboo Club - Asian Bistros, four Redfish Seafood Grill and Bar, and one Cooper'stown restaurants.

This press release contains forward-looking statements regarding the Company's business strategies, business outlook, anticipated new store openings, and revenue and earnings expectations. These forward-looking statements are based primarily on the Company's expectations and are subject to a number of risks and uncertainties, some of which are beyond the Company's control. Actual results could differ materially from the forward-looking statements as a result of numerous factors, including those set forth in the Company's Form 10-K and 10-Q Reports as filed with the Securities and Exchange Commission.

Company Contact:
Michael Garnreiter
(602) 852-9000
Chief Financial Officer
E-mail: Michaelg@mstreetinc.com